UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 7, 2022
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado (Address of Principal Executive Office)	80301 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreements

On April 7, 2022, Biodesix, Inc. (the Company) entered into subscription agreements (the Subscription Agreements) with a consortium of investors (the Investors), including three members of our Board of Directors and other existing shareholders of the Company, for the issuance and sale by the Company of an aggregate of 6,508,376 shares of the Company’s common stock (the Shares) in an offering (the Private Placement). The three members of our Board of Directors acquired an aggregate of 3,631,284 shares pursuant to the form of a Subscription Agreement that did not include any registration rights. The remaining 2,877,092 shares were acquired by others pursuant to the form of a Subscription Agreement whereby we agreed to file, subject to certain exceptions, a shelf registration statement with respect to resales of such shares with the Securities and Exchange Commission no later than 60 days from April 7, 2022.

Pursuant to the Subscription Agreements, the Investors purchased shares at a purchase price (determined in accordance with Nasdaq rules relating to the “Minimum Value” of the Company’s common stock) of $1.79 per share, which is equal to the closing price of the Company's common stock on April 7, 2022, for an aggregate purchase price of approximately $11.7 million. The Subscription Agreements include customary representations, warranties and covenants by the parties to the agreement.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference in its entirety.

2021 Term Loan Amendment and Partial Repayment

On April 7, 2022 (Effective Date), the Company entered into the Consent and Third Amendment to Loan and Security Agreement (Third Amendment) by and between Silicon Valley Bank, a California corporation (SVB or Lender) and the Company, as borrower, whereby subject to the terms and conditions of the Third Amendment, certain waivers and consents were provided.

Under the terms of the Third Amendment to our 2021 Term Loan, the Company agreed to repayment of $3.0 million in outstanding principal in April 2022 with an additional $2.0 million to be paid no earlier than May 15, 2022, which could be extended to September 30, 2022, subject to debt or equity fund raising of at least $15 million, inclusive of the $11.7 million in funding through the Subscription Agreements noted above, in exchange for the following:

•
Consent for a $2.0 million April 2022 mutually agreed upon milestone payment under the Integrated Diagnostics Asset Purchase Agreement, as amended;
•
Waiver of minimum revenue requirement for the three months ended March 31, 2022 and adjustment of remaining revenue milestones for 2022; and
•
Waiver and elimination of the prepayment fee on the $3.0 million 2021 Term Loan partial repayment in April 2022 and subsequent $2.0 million principal repayment.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On April 7, 2022, the Company raised approximately $11.7 million in net proceeds from the sale of 6,508,376 common stock in the Private Placement offering in order to, among other things, fund the partial repayment of the 2021 Term Loan and for general corporate purposes.

The Company issued a press release announcing the sale of common stock under the Private Placement and the execution of the Third Amendment to the Loan and Security Agreement and subsequent partial repayment of the outstanding principal under the 2021 Term Loan. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
10.1	Subscription Agreement with resale registration rights provision, dated April 7, 2022
10.2	Subscription Agreement without registration rights, entered by the three members of our Board of Directors, dated April 7, 2022
10.3	Consent and Third Amendment to Loan and Security Agreement
99.1	Press Release issued by Biodesix, Inc. dated April 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2022	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer